EXHIBIT 99
Statement of Changes in Beneficial Ownership (continued)
Item 1.        M. Kenneth Oshman
        c/o Echelon Corporation
        550 Meridian Avenue
        San Jose, CA  95126
Item 2.        Echelon Corporation (ELON)
Item 3.        11/02/2006
Additional Reporting Persons Covered by this Form 4
Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:
The Oshman Trust dated July 10, 1979
O-S Ventures
The address for each such reporting person is:
c/o M. Kenneth Oshman
Echelon Corporation
550 Meridian Avenue
San Jose, CA  95126
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